Exhibit 99.2

TIER REIT Announces Second Quarter 2018 Financial Results

Net Loss for Second Quarter 2018 of $0.17 per Diluted Common Share

FFO, Excluding Certain Items, for Second Quarter 2018 of $0.40 per Diluted Common Share

11.2% Same Store Cash NOI Growth for Second Quarter 2018

Increases 2018 Outlook

Domain 12 - In Leases For Entirety of Building

Domain 10 - Expect to Commence Development Fourth Quarter 2018

Dallas, Texas - August 7, 2018 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the quarter ended June 30, 2018.

Second Quarter 2018 and Recent Highlights

•	Recognized net loss of $0.17 per diluted common share

•	Reported Funds from Operations (FFO) attributable to common stockholders of $0.39 per diluted common share

•	Reported FFO, Excluding Certain Items, attributable to common stockholders of $0.40 per diluted common share

•	Recognized Same Store Cash NOI Growth of 11.2% over second quarter 2017

•	Raised $66.96 million of gross equity proceeds from the sale of approximately 2.84 million shares of common stock through our at-the-market equity offering program (the “ATM Program”)

“We are pleased to announce our strong second quarter results, which were ahead of our expectations,” stated Scott W. Fordham, Chief Executive Officer of TIER REIT. “Tenant demand continues to grow, especially in Austin and at The Domain, where TIER controls over 75% of the competitive office space and substantially all of the available land for office development in the heart of The Domain’s premier amenities.”
Mr. Fordham continued, “We are now in leases for the entirety of our recently commenced Domain 12 development, which is a 320,000 square foot office tower expected to deliver fourth quarter 2019. Further, we have active letters of intent from prospective tenants totaling over 350,000 square feet for Domain 10, a fully designed and permitted 300,000 square foot office project. As a result, we expect to commence development of Domain 10 in the fourth quarter.”
“We’ve raised approximately $67 million of gross proceeds through our ATM Program to bolster our balance sheet,” added Mr. Fordham, “and together with our planned dispositions, we are well positioned to capitalize on our robust development pipeline.”

Second Quarter Financial Results

For the second quarter of 2018, net loss attributable to common stockholders was $8.3 million, or $0.17 per diluted common share, as compared to net income of $4.0 million, or $0.08 per diluted common share, for the second quarter of 2017.

For the second quarter of 2018, Nareit-defined FFO attributable to common stockholders was $18.8 million, or $0.39 per diluted common share, as compared to $18.7 million, or $0.39 per diluted common share, for the second quarter of 2017.

For the second quarter of 2018, FFO attributable to common stockholders, excluding certain items, was $19.5 million, or $0.40 per diluted common share, as compared to $19.8 million, or $0.41 per diluted common share, for the second quarter of 2017.

Property Results
Our occupancy at June 30, 2018, was 89.4%, reflecting no change from March 31, 2018.
During the second quarter of 2018, we leased 94,000 square feet, which included 48,000 square feet of renewals, 23,000 square feet of expansions, and 23,000 square feet of new leasing.

During the second quarter of 2018, we provided rent abatements of $0.8 million to tenants at One & Two Eldridge Place and Three Eldridge Place, partially offset by $0.4 million in business interruption insurance proceeds recorded in the second quarter, related to Hurricane Harvey. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

Real Estate Activity
Development of Domain 12 commenced in May 2018. Domain 12 will contain 320,000 rentable square feet and is located in Austin, Texas, adjacent to our Domain 11 development property. We announced today that we are in leases for the entirety of the building.

Additionally, we announced today that we expect to commence development of Domain 10, a 300,000 square foot office building in Austin, Texas, in the fourth quarter.

Capital Markets Activity
Since April 1, 2018, we have sold 2,841,551 shares of common stock for total gross proceeds under the ATM Program of $66.96 million, or $65.73 million net of commissions and issuance costs.  Of that amount, 901,300 shares were issued during the last week of the second quarter, while the remainder was issued subsequent to the second quarter. Proceeds from the ATM program are being utilized as additional funding for our Austin development activities and repayment of the revolving balance of our credit facility.

On May 4, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the second quarter of 2018, which was paid on June 29, 2018.

On August 3, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the third quarter of 2018, which will be paid on September 28, 2018.

2018 Outlook
We have updated our 2018 outlook and assumptions, as follows:

2018 Outlook
	Prior	Updated
Projected net loss per basic & diluted common share	($0.29) - ($0.24)	($0.28) - ($0.24)
Adjustments:
Real estate depreciation and amortization	$2.02	$2.03
Gain on remeasurement of investment in unconsolidated entities	($0.23)	($0.22)
Gain on sale of depreciable real estate	($0.25)	($0.24)
Projected FFO per diluted common share	$1.25 - $1.30	$1.29 - $1.33
Adjustments:
Reversal of Fifth Third Center default interest	$0.05	$0.05
Loss on early extinguishment of debt[1]	$0.19	$0.18
Projected FFO, excluding certain items, per diluted common share	$1.49 - $1.54	$1.52 - $1.56

Assumptions used in 2018 outlook above:
Dispositions	$145mm - $270mm	$145mm - $270mm
Strategic acquisitions	$164mm	$164mm
Same store cash NOI growth	7.5% - 8.5%	7.5% - 8.5%
Same store NOI growth	1.0% - 2.0%	1.5% - 2.5%
Straight line rent and lease incentive revenue	$5.0mm - $6.0mm	$5.0mm - $6.0mm
Above- and below-market rent amortization	$5.5mm - $6.5mm	$5.5mm - $6.5mm
General & administrative expenses, excluding certain items	$21.0mm - $22.0mm	$21.0mm - $22.0mm
Year-end occupancy	89.5% - 91.5%	89.5% - 91.5%
Weighted average common shares outstanding - diluted	48.5mm	49.8mm
1 Represents the loss from write-off of deferred financing costs upon recast of our credit facility on January 18, 2018

Supplemental Information
A copy of our supplemental information regarding our financial results and operations for the quarter ended June 30, 2018, is available on our Investor Relations website at www.tierreit.com/ir, or by contacting our Investor Relations department by email at ir@tierreit.com.

Conference Call
A conference call will be held on Wednesday, August 8, 2018, at 11:00 a.m. Eastern time/10:00 a.m. Central time to discuss matters pertaining to this release. Callers in the U.S. or Canada may join the conference call by dialing 877.407.0789.
A live, listen-only webcast and subsequent replay will also be available on our Investor Relations website at www.tierreit.com/ir.
About TIER REIT, Inc.
TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. Our vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.

For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to acquire, develop, and sell certain properties, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “objectives,” “strategies,” “opportunities,” “goals,” “position,” “future,” “vision,” “mission,” “strive,” “project” and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
Assets
Real estate
Land	$156,517	$139,951
Land held for development	45,059	45,059
Buildings and improvements, net	1,160,273	1,061,418
Real estate under development	72,965	29,525
Total real estate	1,434,814	1,275,953
Cash and cash equivalents	8,359	13,800
Restricted cash	14,086	8,510
Accounts receivable, net	80,755	81,129
Prepaid expenses and other assets	17,124	28,112
Investments in unconsolidated entities	31,714	31,852
Deferred financing fees, net	3,211	1,387
Lease intangibles, net	106,058	87,047
Assets associated with real estate held for sale	—	53,348
Total assets	$1,696,121	$1,581,138
Liabilities and equity
Liabilities
Notes payable, net	$886,260	$794,538
Accounts payable and accrued liabilities	82,816	81,166
Acquired below-market leases, net	25,910	17,942
Other liabilities	6,545	7,567
Obligations associated with real estate held for sale	—	2,354
Total liabilities	1,001,531	903,567
Commitments and contingencies
Equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized at June 30, 2018, and December 31, 2017, respectively, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 48,574,724 and 47,623,324 shares issued and outstanding at June 30, 2018, and December 31, 2017, respectively	5	5
Additional paid-in capital	2,632,635	2,609,540
Cumulative distributions and net loss attributable to common stockholders	(1,953,466)	(1,936,960)
Accumulated other comprehensive income	12,462	4,218
Stockholders’ equity	691,636	676,803
Noncontrolling interests	2,954	768
Total equity	694,590	677,571
Total liabilities and equity	$1,696,121	$1,581,138

TIER REIT, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2018	June 30, 2017
Rental revenue	$53,990	$54,552
Expenses
Property operating expenses	12,395	13,930
Interest expense	8,369	8,235
Real estate taxes	9,074	8,753
Property management fees	97	72
General and administrative	5,377	5,626
Depreciation and amortization	27,134	22,652
Total expenses	62,446	59,268
Interest and other income	550	783
Loss before income taxes, equity in operations of investments, and gains (losses)	(7,906)	(3,933)
Benefit (provision) for income taxes	(214)	149
Equity in operations of investments	—	6,556
Income (loss) before gains (losses)	(8,120)	2,772
Gain (loss) on sale of assets	(90)	1,262
Loss on remeasurement of investment in unconsolidated entities	(152)	—
Net income (loss)	(8,362)	4,034
Noncontrolling interests	85	(3)
Net income (loss) attributable to common stockholders	$(8,277)	$4,031
Weighted average common shares outstanding - basic	47,684,152	47,536,320
Weighted average common shares outstanding - diluted	47,684,152	47,875,418

Basic income (loss) per common share	$(0.17)	$0.08
Diluted income (loss) per common share	$(0.17)	$0.08

Distributions declared per common share	$0.18	$0.18

Comprehensive income (loss):
Net income (loss)	$(8,362)	$4,034
Other comprehensive income (loss): unrealized income (loss) on interest rate derivatives	1,984	(1,301)
Comprehensive income (loss)	(6,378)	2,733
Comprehensive (income) loss attributable to noncontrolling interests	84	(2)
Comprehensive income (loss) attributable to common stockholders	$(6,294)	$2,731

Calculations of FFO and FFO, excluding certain items
(in thousands, except per share amounts)

	Three Months Ended
	June 30, 2018	June 30, 2017
Net income (loss)	$(8,362)	$4,034
Noncontrolling interests	85	(3)
Net income (loss) attributable to common stockholders	(8,277)	4,031
Adjustments:
Real estate depreciation and amortization from consolidated properties	27,011	22,557
Real estate depreciation and amortization from unconsolidated properties	—	131
Real estate depreciation and amortization - noncontrolling interests	(782)	—
Loss (gain) on sale of depreciable real estate	90	(7,975)
Loss on remeasurement of investment in unconsolidated entities	152	—
Noncontrolling interests	610	(9)
FFO attributable to common stockholders	18,804	18,735

Adjustments:
Severance charges	108	451
Interest rate hedge ineffectiveness expense (income) (1)	—	(29)
Default interest (2)	609	609
FFO attributable to common stockholders, excluding certain items	$19,521	$19,766
Weighted average common shares outstanding - basic	47,684	47,536
Weighted average common shares outstanding - diluted	48,534	47,875
Net income (loss) per common share - diluted	$(0.17)	$0.08
FFO per common share - diluted	$0.39	$0.39
FFO, excluding certain items, per common share - diluted	$0.40	$0.41

______________________

During the three months ended June 30, 2018, we provided rent abatements of approximately $0.8 million to tenants as a result of Hurricane Harvey. These abatements were a reduction to “rental revenue” on our condensed consolidated statements of operations and comprehensive income (loss) for the three months ended June 30, 2018. These rent abatements were offset by approximately $0.4 million of business interruption insurance proceeds for the the three months ended June 30, 2018. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

(1)
Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense. We adopted new accounting guidance on January 1, 2018, that eliminates the requirement to separately measure and report hedge ineffectiveness expense.

(2)
We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

Same Store NOI and Same Store Cash NOI
(in thousands, except property count and percentages)

	Three Months Ended
	June 30, 2018	June 30, 2017
Same Store Revenue:
Rental revenue (1)	$44,549	$43,813
Less: Lease termination fees	(375)	(30)
	44,174	43,783

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	10,931	10,717
Real estate taxes	7,144	7,612
Property management fees	25	31
Property Expenses	18,100	18,360
Same Store NOI	$26,074	$25,423

Increase in Same Store NOI	2.6%

Same Store NOI	$26,074	$25,423
Less:
Straight-line rent revenue adjustment	42	(1,944)
Above- and below-market rent amortization	(1,057)	(950)
Same Store Cash NOI	$25,059	$22,529

Increase in Same Store Cash NOI	11.2%

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI
Net income (loss)	$(8,362)	$4,034
Adjustments:
Interest expense	8,369	8,235
Tenant improvement demolition costs	25	34
General and administrative	5,377	5,626
Depreciation and amortization	27,134	22,652
Interest and other income	(550)	(783)
Provision (benefit) for income taxes	214	(149)
Equity in operations of investments	—	(6,556)
Loss (gain) on sale of assets	90	(1,262)
Loss on remeasurement of investment in unconsolidated entities	152	—
Net operating income of non-same store properties	(6,000)	(6,378)
Lease termination fees	(375)	(30)
Same Store NOI	26,074	25,423
Straight-line rent revenue adjustment	42	(1,944)
Above- and below-market rent amortization	(1,057)	(950)
Same Store Cash NOI	$25,059	$22,529

Operating properties	15
Rentable square feet (% owned)	5,807

______________
Excludes certain operating properties that were not owned or not fully operational during the entirety of the comparable periods. Our Domain 2 and Domain 7 properties (two properties in which we acquired full ownership in January 2017) are included above as consolidated and at 100% in both periods.

(1)
During the three months ended June 30, 2018, we provided rent abatements of approximately $0.8 million to tenants as a result of Hurricane Harvey. These rent abatements were offset by approximately $0.4 million of business interruption insurance proceeds for the three months ended June 30, 2018. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

Non-GAAP Financial Measures

We compute our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (Nareit) which is net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and impairments of depreciable real estate assets, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current Nareit definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.
Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.